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                                                                  Exhibit (h)(1)


                            DISTRIBUTION AGREEMENT


                                                             ____________, 2000


Excelsior Venture Partners III, LLC
114 West 47th Street
New York, New York  10036-1532

Ladies and Gentlemen:

         This is to confirm that, (i) in consideration of the agreements of EXCELSIOR VENTURE PARTNERS III, LLC (the "Company"), a Delaware limited liability company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act"), hereinafter contained, CHARLES SCHWAB & CO., INC. (the "Distributor") has agreed to serve as the distributor of the units of beneficial interest (the "Units") of the Company for the period of this Agreement and (ii) in consideration for the Distributor performing its Agreements hereinafter contained, U.S. TRUST COMPANY ("USTC") has agreed to pay the Distributor the compensation set forth herein.

1.       Description of the Offering and Sale of Units.

         1.1 Pursuant to the terms of this Agreement, on the basis of the representation, warranties, and covenants herein contained, but subject to the terms and conditions herein set forth, the Company hereby appoints Distributor, and Distributor agrees to serve, as agent for the offer and sale of the Units of the Company to be offered and sold in the offering (the "Offering") described below. The right granted to the Distributor to place orders for Units with the Company shall be non-exclusive. The Company hereby acknowledges that the Distributor may render distribution and other services to other parties, including other investment companies.

         1.2 The terms of the Offering are set forth in the Company's effective registration statement on Form N-2 filed with the Securities and Exchange Commission (the "SEC") and the prospectus included therein relating to the Units. Such (i) registration statement (as amended, if applicable) and (ii) prospectus and statement of additional information constituting a part thereof, as from time to time amended or supplemented pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any prospectus or statement of additional information, or amendment or supplement thereto, shall be provided to the Distributor by the Company for use in connection with the offering of the Units that differs from the Prospectus on

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                  file at the SEC at the time the Registration Statement
                  becomes effective (whether or not such prospectus or amendment or supplement thereto is required to be filed by the Company pursuant to Rule 497 of the 1933 Act), the term "Prospectus" shall refer to such revised prospectus and statement of additional information as so amended or supplemented from and after the time it is first provided to the Distributor for such use.


         1.3 The initial closing of the Offering is expected to occur on or about the fifth business day after receipt of subscriptions for at least $100,000,000 (the "Initial
                  Closing Date") and the Company may continue to offer the remaining unsold Units and accept subscriptions for such Units from time to time at subsequent closings until December 31, 2000, subject to extension by the Company's Board of Managers until May 11, 2001 (the "Subsequent Closing Dates," and together with the Initial Closing Date, the "Closing Dates"). Subsequent Closings of the Company will be held at the discretion of the Company.


         1.4 The Distributor may offer the Units through any dealer or bank that has entered into a selling agreement with the Distributor ("Selling Agents"). The Selling Agents appointed by the Distributor may offer Units only pursuant to properly completed and executed Subscription Agreements and related documents provided to the Distributor by the Company from time to time and in accordance with the terms of the Prospectus. To the extent that the Distributor offers Units directly, rather than through Selling Agents, its agrees that it will do so in the manner required of Selling Agents as set forth in Sections 1.6, 2.1, 2.3, 2.6,
                  2.7 and 2.10 of the form of Selling Agent Agreement attached hereto as Appendix A and that it shall have the duties and obligations to the Company as a Selling Agent thereunder and the Company and USTC agree, severally but not jointly, that the Distributor shall be entitled to the respective rights and benefits of a Selling Agent afforded by the Company and USTC set forth therein including, but not limited to, compensation for such service under Section 4 of the Selling Agent Agreement. Any checks should be made payable to PNC Bank, Delaware, (the "Escrow Agent"), and must be transmitted by Selling Agents directly to PFPC Inc. (the "Escrow Administrator") by noon of the next business day after receipt.

         1.5 Neither the Distributor, the Selling Agents nor any other person is authorized to give any information or make any representations other than those contained in the Registration Statement, Prospectus or in any Sales Material (as defined in Section 2.2 below) furnished by the Company for use in the sale of the Units.

         1.6 All subscriptions by the Distributor and Selling Agents will be subject to confirmation and acceptance by the Company, in whole or in part. The Company reserves the right to accept or reject any such subscription. The Company shall have full authority to take such actions as it may deem advisable with respect to all matters pertaining to the Offering.

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         1.7      The Distributor shall be an independent contractor and
                  neither the Distributor nor any of its directors, officers or employees as such, is or shall be, solely by reason of this Agreement, an employee of the Company.

         1.8 No Units shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no subscriptions for the purchase or sale of Units hereunder shall be accepted by the Company if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10(b) of the 1933 Act is not on file with the SEC.

2.       Services as Distributor.

         2.1 The Distributor will act as agent for the distribution of the Units covered by the Registration Statement and Prospectus of the Company in effect under the 1933 Act, and will solicit orders for the purchase of Units upon the terms set forth herein and, if applicable, in Appendix A, during the term of this Agreement. All purchases by the Distributor shall be made only to cover orders placed with the Distributor.

         2.2 In distributing materials relating to the Company within the Distributor's offices or through the Distributor's offices to its customers, the Distributor assumes no responsibility or liability for the representations or any omissions contained in (i) the Prospectus relating to the Company and the Units or (ii) any Sales Materials furnished or approved by the Company. "Sales Material," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived from the foregoing, and including sales materials intended for wholesale use (i.e., broker/dealer use only) or retail use.

         2.3      With the exception of (i) listings of product offerings and
                  (ii) materials used by the Distributor on an internal basis only, the Distributor agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Materials, except such Sales Materials relating to the Company as may be distributed to the Distributor by the Company or approved for distribution by the Company upon the Distributor's request. The Company agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Material referring to the Distributor or its trademarks, except such Sales Materials as may be approved for distribution by the Distributor upon the Company's request.

         2.4 All activities by Distributor and its partners, agents, and employees as distributor of the Units shall comply materially with all applicable federal and state laws, rules and regulations, including, without limitation, all rules and regulations made or adopted

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                  pursuant to the 1940 Act by the SEC or any securities
                  association registered under the Exchange Act.

3. Compensation of Distributor. In consideration of Distributor's services hereunder, USTC agrees to pay the Distributor a distribution fee payable upon termination of the Offering in an amount equal to 0.02% of the gross proceeds of the Offering. The Company shall have no responsibility for such payment and this Section 3 shall in no way affect the obligations of the Distributor to perform its duties to the Company hereunder.

4. Representations and Warranties of the Company. The Company represents, warrants and covenants to the Distributor that:

         4.1 The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary.

         4.2 The Company has filed with the SEC a Registration Statement on Form N-2 (File No. 333-30986) and a related Prospectus for the registration of the Units under the 1933 Act, and the rules and regulations of the SEC under the 1933 Act and the 1940 Act (the "Rules and Regulations"), and has filed such amendments to such Registration Statement on Form N-2, if any, and such amended or supplemented preliminary prospectuses as may have been required to the date hereof. The Company will prepare and file such additional amendments to the Registration Statement and such amended or supplemented Prospectuses as may hereafter be required.

         4.3 At the time the Registration Statement becomes effective (the "Effective Date"), and at all times subsequent thereto, up to and including the last Closing Date, the Registration Statement and the Prospectus (i) did or will comply in all material respects, with the 1933 Act, 1940 Act and the Rules and Regulations; (ii) did or will contain all statements required to be stated therein in conformity with the 1933 Act, 1940 Act and the Rules and Regulations; (iii) did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The foregoing representations and warranties in this Section 4.3 do not apply to any statements or omission made in reliance on and in conformity with information relating to the Distributor furnished in writing to the Company by the Distributor specifically for inclusion in the Registration Statement or Prospectus.

         4.4 The Company shall not file any amendment to the Registration Statement or supplement to the Prospectus without giving Distributor reasonable notice and a copy thereof in advance; provided, however, that nothing contained in this

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                  Agreement shall in any way limit the Company's right to file at any time such amendments to the Registration Statement and/or supplements to the Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

         4.5 No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or have been threatened by the SEC.

         4.6 The Company is registered with the SEC as a non-diversified closed-end management investment company that has elected to be treated as a business development company under the 1940 Act, and has filed with the SEC a Notification of Election to be subject to Sections 54-65 of the 1940 Act on Form N-54A, which has been prepared in conformity with Section 54(a) of the 1940 Act. No order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the SEC.

         4.7 The operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies and the Rules and Regulations.

         4.8 The Units are registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Units under the Exchange Act. No order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the SEC.

         4.9 The Units have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and will represent limited liability company interests in the Company. There are no authorized securities of the Company other than the Units. The Units conform as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus.

         4.10 All Sales Materials will comply in all material respects with all applicable rules and regulations of the SEC, the NASD, any other regulatory authority having competent jurisdiction, and any states having such rules and regulations. All Sales Material will be filed with the NASD, SEC and such relevant regulatory authority and states as required by the rules and regulations of the NASD, the SEC and such regulatory authority and states, respectively.

         4.11 Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to any Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the business, business

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                  prospects, condition (financial or otherwise) or results of operations of the Company, arising for any reason whatsoever.

         4.12 There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, international or domestic, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

         4.13 The Company has full power and authority to enter into and perform its obligations under this Agreement, including its obligations of indemnification and contribution as set forth in Section 8 and Section 9 of this Agreement, and this Agreement constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.

         4.14 This Agreement, the Investment Advisory Agreement between the Company and U.S. Trust Company, the Investment Sub-Advisory Agreement among the Company, U.S. Trust Company and United States Trust Company of New York, the Administration, Accounting and Investor Services Agreement between the Company and PFPC Inc., the Custodian Agreement between the Company and PFPC Trust Company, and the Operating Agreement comply with all applicable provisions of the 1940 Act, and all approvals of such documents required under the 1940 Act, by the holders of the Units of the Company and the Board of Managers of the Company (the "Board"), have been obtained.

         4.15 There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement or Prospectus, other than described herein.

         4.16 This Section 4 shall survive the termination of this Agreement.

5.       Agreements of the Company.

         5.1 The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Units, file any amendment or supplement to the Registration Statement or the Prospectus, whether pursuant to the 1933 Act, 1940 Act or otherwise, unless a copy thereof shall first have been submitted to the Distributor within a reasonable period of time prior to the filing thereof and the Distributor shall not have objected thereto in good faith. The Distributor may but shall not be obligated to propose from time to time such amendment or amendments to the Registration Statement and such supplement or supplements to the Prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. Subject to Section 5.4, if the Company does not so amend

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                  the Registration Statement and/or so supplement the
                  Prospectus within fifteen days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement.

         5.2 The Company will notify the Distributor promptly, and will confirm such advice in writing, (i) when the Registration Statement has been amended or supplemented and when any post-effective amendment thereto becomes effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, and of all action by the SEC with respect to any amendment to any Registration Statement or Prospectus that may be filed from time to time with the SEC; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof; (iv) of the happening of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (v) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement, any preliminary prospectus, or the Prospectus. For purposes of this section, informal requests by or acts of the SEC staff shall not be deemed actions of or requests by the SEC.

         5.3 The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

         5.4 On the Effective Date, and thereafter from time to time, the Company will deliver to the Distributor, without charge and in a timely manner, as many copies of the Prospectus and any printed supplemental material as the Distributor may reasonably request. If during such period of time any event shall occur that in the judgment of the Company or the Distributor should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the SEC an appropriate supplement or amendment thereto, and will deliver to the Distributor, without charge, such number of copies thereof as the Distributor may reasonably request.

         5.5 At its own expense, the Company agrees to prepare, execute, and file any and all documents and to take all actions that may be reasonably necessary in connection with the qualification of the Units for sale in such states as Distributor may designate. Concurrent with the effectiveness of the Registration Statement, the Company shall provide to the Distributor in writing a list of those states and other jurisdictions in which the Units are qualified for sale, together with restrictions and requirements applicable thereto, and the Distributor will sell Units only in such states or jurisdictions and in compliance with such restrictions and requirements.

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6.       Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, but not limited to, expenses relating to (i) the printing and filing of the Registration Statement and Prospectus as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of temporary or permanent certificates for the Units to the Distributor; (iii) the fees and disbursements of the Company's counsel, accountants, and other service providers; (iv) the qualification of the Units under securities laws in accordance with the provisions of Section 5.5 of this Agreement, including filing fees; (v) the printing and delivery to the Distributor of copies of the Registration Statement as originally filed and of each amendment thereto, and of the Prospectus and any amendments or supplements thereto; (vi) the preparation and mailing to shareholders of the Prospectus and Sales Materials; and (vii) the fees and expenses incurred with respect to any filings with the NASD.

7. Conditions of the Obligations of the Distributor. The obligations of the Distributor are subject to satisfaction of each of the following conditions:

         7.1 All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at each Closing Date with the same force and effect as if made on and as of the Closing Date, and all covenants and agreements herein contained to be performed on the part of the Company, and all conditions herein to be fulfilled or complied with by the Company, at or prior to each Closing Date, shall have been duly performed, fulfilled and complied with.

         7.2 The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Time, on the date of this Agreement or at such later date and time as the Distributor may approve in writing.

         7.3 The Company shall furnish to the Distributor such documents and certificates as the Distributor may reasonably request, including documents and certificates relating to the accuracy and completeness of any statement in the Registration Statement or Prospectus.

         If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Distributor by notice to the Company at any time at or prior to any Closing Date, and the Company shall reimburse the Distributor for all of its out-of-pocket expenses, including fees and disbursements of counsel for the Distributor.

8.       Indemnification.

         8.1 The Company agrees to indemnify, defend and hold Distributor, its directors, officers, employees, and agents, and any person who controls Distributor within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all losses, claims, demands, liabilities and expenses

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                  (including the costs of investigating or defending such
                  losses, claims, demands or liabilities and any attorney's fees and expenses incurred in connection therewith) which Distributor, its directors, officers, employees, and agents, or any such controlling person may incur (i) under the 1933 Act, the 1940 Act or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in (a) the Registration Statement of the Company (including any Prospectus that is part of any such Registration Statement) or any amendment or supplement thereto, and (b) any Sales Materials relating to the Company provided to the Distributor, or approved, by the Company (whether or not the Distributor has approved the use of such Sales Materials), or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, Prospectus, or Sales Materials or necessary to make the statements therein not misleading; and (ii) as a result of any breach by the Company of any representation, warranty or covenant made by the Company hereunder; provided, however, that the Company's agreement to indemnify Distributor, its directors, officers employees, agents, or and any such controlling person (i) shall not be deemed to cover any losses, claims, demands, liabilities or expenses arising out of any untrue statements or representations contained in any Registrations Statement or Prospectus as are furnished in writing to the Company by Distributor expressly for use therein; and (ii) shall not be deemed to cover any liability to the Company to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, and gross negligence in the performance of its duties, or any reason of the Distributor's reckless disregard for its obligations and duties under this Agreement.

         8.2 Distributor agrees to indemnify, defend and hold the Company, its managers, officers, and agents, and any person who controls the Company within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities and expenses (including the costs of investigating or defending such losses, claims, demands, liabilities or expenses and any attorney's fees and expenses incurred in connection therewith) which the Company, its managers, its officers, its agents or any such controlling person may incur under the 1933 Act, 1940 Act or otherwise, but only to the extent that such losses, liabilities or expense incurred by the Company, its managers, its officers or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue statement of a material fact contained in information furnished in writing by Distributor to the Company and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus.

         8.3 If a party seeks indemnity under this Section 8 (the "Indemnified Party"), the Indemnified Party shall, promptly, after receipt of notice of commencement of any action, suit or proceeding against the Indemnified Party, give written notice of the commencement of such action, suit or proceeding to the other party (the "Indemnifying Party"), but the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation it may otherwise have, except to the extent that it is actually harmed by such an omission. In case such notice of any such action shall be so given, the Indemnifying Party shall be entitled to participate

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                  at its own expense in the defense, or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to the Indemnified Party, which approval shall not be unreasonably withheld) chosen by the Indemnifying Party; provided, however, that the Indemnifying Party shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both parties and in which counsel to either party has advised that there may be legal defenses available to one party that are in conflict with those available to the other party. If the Indemnifying Party elects to assume the defense of such action and it has the right to do so, the Indemnified Party shall bear the fees and expenses of any additional counsel it retains. If the Indemnifying Party does not elect to assume the defense of such action and in cases where either
                  (i) the Indemnified Party does not approve of counsel chosen by the Indemnifying Party or (ii) separate counsel is retained because of the availability of conflicting defenses, the Indemnifying Party will reimburse the Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party. Payment (other than the reimbursement of the Indemnified Party's legal and other related fees and expenses, which will be payable to it upon receipt by the Indemnifying Party of a bill related thereto) shall be made upon the rendering of any final decision in such action, suit or proceeding by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any settlement of any dispute, the subject of which involves such a claim. No such action, suit or proceeding or dispute, the subject of which involves such a claim, shall be settled by either party without notice to and consent by the other, which consent shall not be unreasonably withheld.

         8.4 This Section 8 shall survive the termination of this Agreement.

9.       Contribution

         9.1 If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, demands, liabilities, or expenses referred to therein, then each of us shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred,
                  (i) in such proportion as is appropriate to reflect the relative benefits received by such party under this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such party in connection with the statements or omissions, and/or any breach of any representation, warranty or covenant made hereunder, which resulted in such losses, claims, demands, liabilities, or expenses, as well as any other relevant equitable considerations.

         9.2 The relative benefits received by the Company on the one hand and by the Distributor on the other hand under this Agreement shall be deemed to be in the same respective proportions as the total gross dollar amount of sales of Company

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                  Units received by the Company from the Distributor (the
                  "Amount X") less the Amount Y (defined below), and the total dollar amount of compensation received by the Distributor from the Company (the "Amount Y"), bear to the Amount X (i.e., the Company's relative benefit shall be deemed to be in the same proportion as the Amount X less the Amount Y bears to the Amount X, and the Distributor's relative benefit shall be deemed to be in the same proportion as the Amount Y bears to the Amount X).

         9.3 The relative fault of a party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         9.4 The parties agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, claims, demands, liabilities and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or arbitration, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         9.5 Notwithstanding the provisions of this Section 9, the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which Company Units were offered to the public exceeds the amount of any damages that the Distributor has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         9.6 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.7 This Section 9 shall survive the termination of this Agreement.

10.      Effective Date of Agreement and Termination.

         10.1 This Agreement shall become effective upon its execution and shall continue in force until the earlier of the date that the Company notifies the Distributor that the offer is terminated or complete or the date set forth in the Prospectus; provided, however, that in no case shall this Agreement remain in force beyond May 11, 2001.

         10.2 This Agreement may be terminated by either party, without cause or payment of penalty, on not more than 60 days' nor less than 30 days' written notice to the other party; provided, however, that the Distributor may terminate this Agreement immediately by written notice to the Company, without liability on the part of the Distributor to the Company, if since the respective dates as of which information is given in the Registration Statement and the Prospectus, any change or development involving a prospective change in the condition, financial or otherwise, of the Company, taken as a whole, whether or not arising in the ordinary course of business, that, in the Distributor's judgment is material and adverse and would, in the Distributor's judgment, make it impracticable to market the Units on the terms and in the manner contemplated in the Prospectus.


11. Arbitration. In the event of a dispute between the parties relating to or arising out of this Agreement or the parties' relationship hereunder, the parties agree to submit the matter to arbitration in accordance with this Section 11. In the event of such a dispute between the parties, Arbitration will be held in San Francisco, California, in accordance with the rules and regulations of the NASD, except, in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in San Francisco, California in accordance with the rules and regulations of the American Arbitration Association.


         11.1 If the arbitration is brought by either party, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD or American Arbitration Association, as appropriate. The arbitrators shall be attorneys who are from the securities industry as defined by the applicable arbitration rules.
                  Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

         11.2 The prevailing party shall be entitled to an award of all costs in connection with the arbitration, including reasonable attorney's fees, from the panel. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

         11.3 Nothing in this Section 11 will prevent either party from resorting to judicial proceedings or otherwise for injunctive relief to prevent serious irreparable harm or injury to the parties or others, as applicable.

         11.4 In the event that a non-party to this Agreement initiates legal proceedings (including, but not limited to, an arbitration claim or a claim in state or Federal court) against either party relating to or arising out of this Agreement, each party agrees to litigate or arbitrate in the forum in which such legal proceeding is brought.

12.      Miscellaneous.

         12.1 This Agreement may be amended only upon the mutual written agreement of the parties hereto. This Agreement shall be in substitution of any prior agreement between the parties hereto regarding the distribution of the Units.

         12.2 This Agreement shall automatically terminate in the event of its assignment. The term "assignment" shall have the meaning specified in, and shall be construed in a manner consistent with the 1940 Act, subject to such exemptions as may be granted by the SEC.

         12.3 Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company, at the office of the Company, 114 West 47th Street, New York, New York 10036-1532, Attention: David I. Fann; or
                  (ii) if to the Distributor, at the office of the Distributor, 101 Montgomery Street, San Francisco, California 94104, Attention: Jerry Chafkin. Any such notice shall be effective only upon receipt. Any notice under Section 10 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

         12.4 If any provision of this Agreement is found by a court or agency of competent jurisdiction to be in violation of any state or federal law, rule or regulation, then the invalidity of such provision shall not affect the enforceability or validity of the remaining provisions.

         12.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to the contracts made and to be performed entirely within such state.

         12.6 This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12.7 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                  Yours very truly,

                                  CHARLES SCHWAB & CO., INC

                                  By:
                                       ----------------------------------------

                                  Name:
                                         --------------------------------------

                                  Title:
                                          -------------------------------------

Accepted:

EXCELSIOR VENTURE PARTNERS III, LLC


By:
     ----------------------------------------

Name:
       --------------------------------------

Title:
        -------------------------------------



U.S. TRUST COMPANY


By:
     ----------------------------------------

Name:
       --------------------------------------

Title:
        -------------------------------------

                                                                     APPENDIX A


                          Charles Schwab & Co., Inc.
                            101 Montgomery Street
                       San Francisco, California 94104


                           SELLING AGENT AGREEMENT

[Name of Entity]

Dear Sirs and Mesdames:

         This is to confirm that, in consideration of the agreements hereinafter contained, [NAME OF ENTITY] (the "Selling Agent"), EXCELSIOR VENTURE PARTNERS III, LLC (the "Company"), a Delaware limited liability company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act") and CHARLES SCHWAB & CO., INC. ("Schwab"), the distributor for the Company, have agreed that the Selling Agent shall serve as selling agent of the units of beneficial interest (the "Units") of the Company.


1.       Description of the Offering and Sale of Units.

         1.1 Based on the terms of this Agreement, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein, Schwab, the distributor for the Company pursuant to a Distribution Agreement dated __________ __, 2000 (the "Distribution Agreement"), hereby appoints Selling Agent to serve as a non-exclusive selling agent for the sale and offer of the Units to be offered and sold in the offering described below (the "Offering"), and the Selling Agent hereby agrees to accept such appointment.

         1.2 The terms of the Offering are set forth in the Company's effective registration statement on Form N-2 filed with the Securities and Exchange Commission (the "SEC") and the prospectus and statement of additional information included therein relating to the Units. Such (i) registration statement and (ii) prospectus and statement of additional information constituting a part thereof, each as from time to time amended or supplemented pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the 1940 Act, or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any prospectus or statement of additional information, or amendment or supplement thereto, shall be provided by the Company for use in connection with the offering of the Units that differs from the Prospectus on file at the SEC at the time the Registration Statement becomes effective (whether or not such prospectus or amendment or supplement thereto is required to be filed by the Company pursuant to

                  Rule 497 of the 1933 Act), the term "Prospectus" shall refer to such revised prospectus and statement of additional information as so amended or supplemented from and after the time it is first provided to the Distributor for such use.


         1.3 The initial closing of the Offering is expected to occur on or about the fifth business day after receipt of subscriptions for at least $100,000,000 (the "Initial
                  Closing Date") and the Company may continue to offer the remaining unsold Units and accept subscriptions from time to time at subsequent closings until December 31, 2000, subject to extension by the Company's Board of Managers until May
                  11, 2001 (the "Subsequent Closing Dates," and together with the Initial Closing Date, the "Closing Dates"). Subsequent Closings of the Company will be held at the discretion of the Company.


         1.4 In effecting the purchase or sale of Units, the parties understand and agree that Selling Agent shall act solely as agent for Schwab and purchasers of Units, and that all purchases of Units shall be initiated solely upon the instruction and order of the purchaser thereof for such purchaser's account and under no circumstances for the account of Selling Agent.

         1.5 Neither the Selling Agent nor any other person is authorized to give any information or make any representations other than those contained in the Registration Statement or Prospectus or in any Sales Material (as defined in Section
                  2.5 below) furnished or approved by the Company for use in the sale of the Units.

         1.6 Selling Agent may sell Units only pursuant to properly completed and executed Subscription Agreements, in the form attached to the Prospectus, and related documents provided to the Selling Agent by Schwab or, upon notice to Schwab, by the Company from time to time, and in accordance with the terms of the Prospectus and the Distribution Agreement.

         1.7 All subscriptions by the Selling Agent will be subject to confirmation and acceptance by the Company, in whole or in part. The Company reserves the right to accept or reject any such subscription. The Company shall have full authority to take such actions as it may deem advisable with respect to all matters pertaining to the Offering.

         1.8 Investors who maintain a brokerage account with Schwab or an investment or custody account at U.S. Trust normally will have their account debited to pay the subscription amount. Prospective investors who do not otherwise maintain a brokerage account with Schwab or an investment or custody account at U.S. Trust will deposit their funds into an escrow account in accordance with the escrow agreement among the Company, PNC Bank, Delaware (the "Escrow Agent") and
                  PFPC Inc. (the "Escrow Administrator"), and the funds will be invested in the Company at each closing as described in the Prospectus. Checks should be made payable to the Escrow Agent, and must be transmitted by Selling Agents directly to the Escrow Administrator by noon of the next business day after receipt. Investors who maintain a brokerage account with Schwab or an investment or custody account at U.S.
                  Trust may elect to make payment by check or wire as described in this Section 1.8. Selling Agent will be responsible for the prompt deposit with the Escrow Administrator of funds to be paid for the purchase of Units pursuant to instruments and procedures to be provided by the Company. Selling Agent will retain all completed and executed subscription documents, and will immediately notify PFPC, as transfer agent, distribution paying agent and custodian of the Company, of the name and address of each new subscriber and the amount of funds that each new subscriber has deposited in escrow.

         1.9 The Selling Agent shall be an independent contractor and neither the Selling Agent nor any of its directors, officers or employees as such, is or shall be, solely by reason of this Agreement, an employee of Schwab or the Company.

         1.10 Concurrent with the effectiveness of the Registration Statement, Schwab shall provide to the Selling Agent in writing a list, provided to Schwab by Company, of those states and other jurisdictions in which the Units are qualified for sale, together with restrictions and requirements applicable thereto, and Selling Agent will sell Units only in such states or jurisdictions and in compliance with such restrictions and requirements.

2. Representations and Warranties of Selling Agent. Selling agent represents and warrants to Schwab and the Company that:

         2.1 Selling Agent is duly and validly organized and operating in good standing under the laws of its state of organization, is qualified to do business in all states where offers or sales will take place, and is either (i) registered as a broker-dealer under applicable federal and state securities laws and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); or
                  (ii) a "bank," as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and therefore exempt from registration as a broker-dealer under applicable federal and state securities laws and from the membership requirements of the NASD. NASD members agree to abide by the rules and regulations of the NASD, including, without limitation, the NASD Conduct Rules (including to the extent applicable, NASD Conduct Rules 2420, 2730, 2740 and 2750). Selling Agent agrees to provide immediate written notice to Schwab if it ceases to be (a) registered and/or licensed as a broker and/or dealer under applicable federal and state laws or fails to be a member in good standing of the NASD; or (b) a "bank," as defined in
                  Section 3(a)(6) of the Exchange Act.

         2.2 Selling Agent has the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that with respect to it, this

                  Agreement is legal, valid and binding, and enforceable in accordance with its terms.

         2.3 Selling Agent is either exempt from licensing or possesses all material government licenses, permits, certificates, consents, orders, approvals, memberships in self-regulatory organizations and other authorizations necessary with respect to its qualification to perform its duties under this Agreement.

         2.4 All activities by the Selling Agent, its agents and employees as selling agent shall comply materially with all applicable federal and state securities and banking laws, rules and regulations, including, without limitation, the 1933 Act, the Exchange Act, the 1940 Act, the rules and regulations thereunder, and all applicable restrictions and requirements of each state or other jurisdiction in which the Units are qualified for sale.

         2.5 Selling Agent shall not make any representation concerning the Company or its securities except those contained in the Company's Registration Statement and Prospectus in effect during the term of this Agreement or any Sales Materials. "Sales Material," as used herein, shall include, without limitation, promotional materials, sales literature, advertisements, press releases, announcements, circulars, research reports, market letters, performance reports or summaries, form letters, posters, signs and other similar materials, whether in print, hypertext, video, audio or other media, and any items derived from the foregoing, and including sales materials intended for wholesale use (i.e., broker/dealer use only) or retail use. The Selling Agent agrees to deliver copies of the Prospectus and Sales Materials to investors in accordance with applicable laws and the rules of the SEC and federal and state bank regulatory authorities.

         2.6 During the term of this Agreement, Selling Agent agrees to notify immediately the Company and Schwab, in writing, if it becomes aware of any inaccurate or misleading statements in the Prospectus; provided that the Selling Agent shall have no duty of investigation in connection therewith.

         2.7 Selling Agent agrees that it will offer Units strictly in conformity with the provisions of this Agreement and the Prospectus subject to Section 1.10 of this Agreement. No Units shall be offered by the Selling Agent under any of the provisions of this Agreement and no subscription for the purchase or sale of Units hereunder shall be accepted by the Company if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10(b) of the 1933 Act is not on file with the SEC.

         2.8      With the exception of (i) listings of product offerings and
                  (ii) materials used by the Selling Agent on an internal basis only, Selling Agent agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any

                  Sales Materials, except such Sales Materials relating to the Company as may be distributed to the Selling Agent by Schwab or, upon notice to and approval by Schwab, the Company. Selling Agent agrees not to furnish or cause to be furnished to any third parties or to display publicly or publish any Sales Material referring to Schwab or any of its trademarks, except, with respect to such references only, such Sales Materials as may be approved by Schwab upon the Selling Agent's request.

         2.9 If Selling Agent is a "bank," as defined in Section 3(a)(6) of the Exchange Act, Selling Agent will make appropriate disclosure to purchasers that the Units are not endorsed by Selling Agent, do not constitute Selling Agent's obligation and are not entitled to federal deposit insurance.

         2.10 All representations, warranties and covenants by Selling Agent contained herein shall be true and correct at all times during the term of this Agreement, and shall survive termination of this Agreement.

3. Representations and Warranties of Schwab. Schwab represents and warrants to Selling Agent that:

         3.1 Schwab is duly organized and is validly existing as a corporation in good standing under the laws of the State of California and is qualified to do business in all states. Schwab is also registered as a broker-dealer under applicable federal and state laws and is a member in good standing of NASD. Schwab agrees to notify Selling Agent immediately if it ceases to be registered and/or licensed as a broker and/or dealer under applicable federal and state laws or fails to be a member in good standing of the NASD, and Schwab agrees to abide by the rules and regulations of the NASD, including, without limitation, the NASD Conduct Rules (including, to the extent applicable, NASD Conduct Rules 2420, 2730, 2740 and 2750).

         3.2 Schwab has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

         3.3 Schwab agrees to request from the Company and provide to the Selling Agent in a timely manner such number of copies of the Prospectus, applicable subscription agreements, and Sales Material as may be reasonably requested by the Selling Agent. In the event Selling Agent elects to use such Sales Material, it is agreed that such Sales Material shall not be used in connection with the sale of Units unless accompanied or preceded by the Prospectus. All Sales Materials provided to Selling Agent by Schwab shall have been furnished to Schwab, or approved, by the Company.

         3.4 The Registration Statement, Prospectus and any Sales Materials relating to the Company provided by Schwab to Selling Agent does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading with respect to any information relating to Schwab furnished in writing to the Company by Schwab expressly for use therein.

         3.5 All representations, warranties, and agreements by Schwab contained herein shall be true and correct at all times during the term of this Agreement, and shall survive termination of this Agreement.

4. Compensation. U.S. Trust Company agrees to pay the Selling Agent for its service hereunder and the provision of ongoing investor services to investors introduced to the Company through the Selling Agent ("Introduced Investors") an ongoing service fee payable quarterly in arrears commencing with the first full fiscal quarter of the Company after the termination of the offering as follows: (a) through the termination of the twentieth full fiscal quarter after termination of the offering, an amount equal to the annual rate of 0.45% of the average quarterly net asset value of all outstanding Units of the Company held by Introduced Investors as of the end of the fiscal quarter in question, and (b) commencing with the twenty-first full fiscal quarter after termination of the offering and continuing thereafter, an amount equal to the annual rate of 0.22% of the average quarterly net asset value of all outstanding Units of the Company held by Introduced Investors as of the end of the fiscal quarter in question; provided however, that the payments provided for herein shall cease to be made once the aggregate payments made pursuant to this Section 4 equal the product of 0.65 and the gross proceeds received by the Company in connection with subscriptions for Units in the Offering. Neither the Company nor the Distributor shall have any responsibility for such payments and this Section 4 shall in no way affect the obligations of the Selling Agent to perform its duties hereunder. This Section 4 shall survive termination of this Agreement.

5.      Indemnification.

         5.1 The Selling Agent agrees to indemnify and hold harmless Schwab (for purposes of this Section 5.1, "Schwab" shall mean Schwab, its directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of Schwab) from and against any and all losses, claims, damages, liabilities and expenses, including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by Schwab in any action or proceeding between the parties hereto or between Schwab and any third party, to which Schwab may become subject under the 1933 Act, the Exchange Act, the 1940 Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) is asserted by any person to whom the Selling Agent offered Units or who subscribes to Units through the Selling Agent or otherwise arises from Selling Agent's activities pursuant to this Agreement, except insofar as such loss, claim, damage, or liability is caused by any untrue statement or omission with respect to information relating to Schwab furnished in writing to the Company by Schwab expressly for use in the Registration Statement, Prospectus, or Sales Material.

         5.2 The Selling Agent agrees to indemnify and hold harmless the Company (for purposes of this Section 5.2, the "Company" shall mean the Company, its directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of the Company) from and against any and all losses, claims, damages, liabilities and expenses, including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by the Company in any action or proceeding between the parties hereto or between the Company and any third party, to which the Company may become subject under the 1933 Act, the Exchange Act, the 1940 Act or otherwise, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based on any untrue statement of a material fact or omission with respect to information relating to the Selling Agent furnished in writing to the Company by the Selling Agent expressly for use in the Registration Statement, Prospectus or Sales Material.

         5.3 Schwab agrees to indemnify and hold harmless Selling Agent (for the purposes of this Section 5.3, "Selling Agent" shall mean Selling Agent, its directors, its officers, employees and agents of Selling Agent, and any person who is or may be deemed to be a controlling person of Selling Agent) from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by Selling Agent in any action or proceeding between the parties hereto or between Selling Agent and any third party) to which Selling Agent may become subject under the 1933 Act, the Exchange Act, the 1940 Act, or otherwise, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based on any untrue statement of a material fact contained in the Registration Statement, Prospectus or Sales Materials, or arises out of or is based on the failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Schwab's obligation to indemnify and hold harmless Selling Agent applies only with respect to such statements or omissions of material fact relating to information about Schwab furnished in writing by Schwab expressly for use in the Registration Statement, Prospectus or Sales Materials. No indemnity hereunder shall apply with respect to any Prospectus or Sales Materials used by Selling Agent at a time not authorized under the 1933 Act or the regulations adopted thereunder, provided that Schwab or the Company has informed Selling Agent in writing that there is no such authorization, or Selling Agent otherwise knows that there is no such authorization.

         5.4 The Company agrees to indemnify and hold harmless the Selling Agent (for the purposes of this Section 5.4, "Selling Agent" shall mean Selling Agent, its directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of Selling Agent) from and against any and all losses, claims, damages, liabilities and expenses (including the reasonable costs of investigating or defending such losses, claims, damages or liabilities and any attorney's fees and expenses incurred in connection therewith) which Selling Agent may incur (i) under the 1933 Act, the 1940 Act or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in (a) the Registration Statement of the Company (including any Prospectus that is part of any such Registration Statement) or any amendment or supplement thereto, and (b) any Sales Materials relating to the Company provided to the Selling Agent by the Company (whether or not the Selling Agent has approved the use of such Sales Materials), or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement, Prospectus, or Sales Materials or necessary to make the statements therein not misleading; and (ii) as a result of any breach by the Company of any representation, warranty or covenant made by the Company under the Distribution Agreement; provided, however, that the Company's agreement to indemnify Selling Agent (i) shall not be deemed to cover any losses, claims, damages, liabilities or expenses arising out of any untrue statements or representations contained in any Registration Statement, Prospectus or Sales Material as are furnished in writing to the Company by Selling Agent expressly for use therein; and
                  (ii) shall not be deemed to cover any liability to the Company to which the Selling Agent would otherwise be subject by reason of willful misfeasance, bad faith, and gross negligence in the performance of its duties, or any reason of the Selling Agent's reckless disregard for its obligations and duties under this Agreement.

         5.5 If a party seeks indemnity under this Section 5 (the "indemnified party"), the indemnified party shall, promptly, after receipt of notice of commencement of any action, suit or proceeding against the indemnified party, give written notice of the commencement of such action, suit or proceeding to the other party (the "indemnifying party"), but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any obligation it may otherwise have, except to the extent that it is actually harmed by such an omission. In case such notice of any such action shall be so given, the indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of such action, in which event such defense shall be conducted by counsel (satisfactory to the indemnified party) chosen by the indemnifying party; provided, however, that the indemnifying party shall not have the right to assume the defense of any action in which the named parties (including any implied parties) include both parties and in which counsel to either party has advised that there may be legal defenses available to one party which are in conflict with those available to the other party. If the indemnifying party elects to assume the defense of such action and it has the right to do so, the indemnified party shall bear the fees and expenses of any additional counsel it retains. If the indemnifying party does not elect to assume the defense of such action and in cases where separate counsel is retained because of the availability of conflicting defenses, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by the indemnified party. Payment (other than the reimbursement of the indemnified party's legal and other related fees and expenses, which will be payable to it upon receipt by the indemnifying party of a bill related thereto) shall be made upon the rendering of any final decision in such action, suit or proceeding by a court, panel of arbitrators, administrative agency or self-regulatory organization, or upon any settlement of any dispute, the subject of which involves such a claim. No such action, suit or proceeding or dispute, the subject of which involves such a claim, shall be settled by either party without notice to and consent by the other, which consent shall not be unreasonably withheld.

         5.6 This Section 5 shall survive the termination of this Agreement.

6.       Contribution.

         6.1 If the indemnification provided for in Section 5 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred,
                  (i) in such proportion as is appropriate to reflect the relative benefits received by such party under this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such party in connection with the statements or omissions, and/or any breach of any representation, warranty or covenant made hereunder, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         6.2 The relative fault of a party shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such party and such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         6.3 The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         6.4 Notwithstanding the provisions of this Section 6, neither the Selling Agent nor Schwab shall be required to contribute any amount in excess of the amount by which the total price at which Company shares were offered to the public exceeds the amount of any damages which the Selling Agent or Schwab, as the case may be, has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         6.5 No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         6.6 This Section 6 shall survive the termination of this Agreement.

7. Termination. This Agreement shall become effective upon its execution and shall continue in force until the earlier of the date that Schwab notifies Selling Agent that the offer is terminated or complete or the date set forth in the Prospectus; provided, however, that in no case shall this Agreement remain in force beyond May 11, 2001. Prior to the last Closing Date, this Agreement may be terminated by Schwab or the Selling Agent immediately upon written notice to the other party at any time. Any expenses incurred by the Selling Agent in the performance of its efforts under this Agreement, including but not limited to expenses related to the sale of the Units, shall be at Selling Agent's sole expense, and the foregoing shall apply notwithstanding the fact that the Offering is terminated for any reason.

8. Arbitration. In the event of a dispute between the parties relating to or arising out of this Agreement or the parties' relationship hereunder, the parties agree to the extent permitted by applicable law to submit the matter to arbitration in accordance with Sections 8.1, 8.2 and 8.3 below. In the event of such a dispute between the parties:

         8.1 Arbitration will be held in San Francisco, California, in accordance with the rules and regulations of the NASD, except, in the event that the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in San Francisco, California in accordance with the rules and regulations of the American Arbitration Association.

         8.2 If the arbitration is brought by a party, the number of arbitrators will be three (3), and they will be selected in accordance with the rules and regulations of the NASD or American Arbitration Association, as appropriate. The arbitrators shall be attorneys who are from the securities industry as defined by the applicable arbitration rules. Any award of the arbitrators will be limited to compensatory damages and will be conclusive and binding upon the parties. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-16 to the exclusion of state laws inconsistent therewith, and judgment upon the award may be entered in any court having jurisdiction.

         8.3 The prevailing party shall be entitled to an award of all costs in connection with the arbitration, including reasonable attorney's fees, from the panel. Any costs, fees or taxes involved in enforcing the award shall be fully assessed against and paid by the party resisting enforcement of the award.

         8.4 Nothing in this Section 8 will prevent a party from resorting to judicial proceedings or otherwise for injunctive relief to prevent serious irreparable harm or injury to the parties or others, as applicable.

         8.5 In the event that a non-party to this Agreement initiates legal proceedings (including, but not limited to, an arbitration claim or a claim in state or Federal court) against the parties relating to or arising out of this Agreement, the parties agree to litigate or arbitrate in the forum in which such legal proceeding is brought.

9.      Miscellaneous.

         9.1 This Agreement may be amended upon the mutual written agreement of the parties hereto. This Agreement shall be in substitution of any prior agreement between the parties hereto regarding the distribution of Company shares.

         9.2 The Selling Agent acknowledges that the Company reserves the right in its discretion and without prior notice to Selling Agent, subject to applicable law, to withdraw the offering of shares of the Company.

         9.3 All communications shall be sent to the Company at its offices at Excelsior Venture Partners III, LLC, 114 West 47th Street, New York, New York 10036, to Schwab at its offices at Charles Schwab & Co., Inc., Attention: Jerry Chafkin, 101 Montgomery Street, San Francisco, California 94104 and to Selling Agent at its offices at [Selling Agent's address]. Notice shall be deemed to have been given on the date it was either delivered personally to a party or any officer or member thereof or was either received by express delivery or telecopy (with receipt) by a party at his or her address specified in this Agreement. A party may change the address to which communications to it shall be sent by giving notice thereof in accordance with this provision.

         9.4 If any provision of this Agreement is found by a court or agency of competent jurisdiction to be in violation of any state or federal law, rule or regulation, then the invalidity of such provision shall not affect the enforceability or validity of the remaining provisions.

         9.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to the contracts made and to be performed entirely within such state.

         9.6 This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one agreement.

         9.7 The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement

                                Yours very truly,


                                CHARLES SCHWAB & CO., INC.

                                By:
                                     -------------------------------------------

                                Name:
                                       -----------------------------------------

                                Title:
                                        ----------------------------------------

                                Date:
                                       -----------------------------------------

Accepted:

[NAME OF ENTITY]

By:
     ----------------------------------------

Name:
       --------------------------------------

Title:
          -----------------------------------

Address:
          -----------------------------------

Date:
       --------------------------------------


EXCELSIOR VENTURE PARTNERS III, LLC

By:
     ----------------------------------------

Name:
       --------------------------------------

Title:
        -------------------------------------

Date:
       --------------------------------------

CONFIRMED AND ACCEPTED WITH RESPECT TO PARAGRAPH 4 HEREOF:

U.S. TRUST COMPANY

By:
     ----------------------------------------

Name:
       --------------------------------------

Title:
        -------------------------------------

Date:
       --------------------------------------

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